UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 26, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.1: INVESTOR PRESENTATION
EX-99.2: SUPPLEMENTAL MATERIALS FOR INVESTOR PRESENTATION
EX-99.3: PRESS RELEASE OF PHELPS DODGE CORPORATION DATED JUNE 26, 2006

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(a) Combination Agreement
     Phelps Dodge Corporation (“Phelps Dodge”) entered into a Combination Agreement dated as of June 25, 2006 (the “Combination Agreement”), with Inco Limited, a Canadian corporation (“Inco”), providing for the combination of Phelps Dodge with both Inco and Falconbridge Limited, an Ontario corporation (“Falconbridge”), or the combination of Phelps Dodge with Inco only (both proposed combinations, together, the “Combination”). Phelps Dodge has agreed to combine with both Inco and Falconbridge if Inco has acquired all of the outstanding shares of Falconbridge’s common stock prior to the consummation of Phelps Dodge’s combination with Inco on the terms set forth in the Combination Agreement (the “Falconbridge Acquisition”). If Inco has not completed the Falconbridge Acquisition prior to the consummation of the combination of Phelps Dodge with Inco, Phelps Dodge has agreed to combine with Inco only as long as the support agreement between Inco and Falconbridge relating to Inco’s offer to acquire Falconbridge (the “Support Agreement”), has been terminated in accordance with its terms.
     Under the Combination Agreement: a newly-formed, wholly-owned Canadian subsidiary of Phelps Dodge (“Amalgamation Subsidiary”) will acquire all outstanding shares of Inco common stock; Amalgamation Subsidiary and Inco will amalgamate; and each outstanding share of Inco common stock (other than shares with respect to which dissent rights have been exercised, shares owned by Phelps Dodge or its subsidiaries and restricted shares of Inco common stock) will be exchanged by the holder for 0.672 Phelps Dodge common shares (the “Exchange Ratio”) and Cdn.$17.50 in cash (the “Cash Amount”). Each outstanding restricted share of Inco common stock awarded under Inco’s 2001 Key Executive Inventive Plan and 2005 Key Executive Inventive Plan will be converted into a number of restricted Phelps Dodge common shares equal to (i) the number of such Inco restricted shares multiplied by (ii)(a) the Exchange Ratio plus (b) the quotient of the Cash Amount divided by the New York Stock Exchange closing price of Phelps Dodge’s common stock on the trading day immediately prior to the closing date of the Combination expressed in Canadian dollars (such sum, the “Stock Award Exchange Ratio”). Each outstanding option to acquire Inco common stock, whether or not vested, shall be cancelled in exchanged for a fully vested option to acquire a number of Phelps Dodge common shares equal to the number of shares of Inco common stock subject to such Inco stock option multiplied by the Stock Award Exchange Ratio. The exercise price per Phelps Dodge common share subject to any such converted stock option will be an amount equal to the quotient of the exercise price per Inco common share subject to such Inco stock option divided by the Stock Award Exchange Ratio, subject to certain adjustments as set forth in the Combination Agreement.
     Phelps Dodge and Inco have made customary representations, warranties and covenants in the Combination Agreement, including, among other things, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Combination Agreement and the consummation of the Combination, (ii) not to engage in certain types of transactions during such period, (iii) in the case of Inco, use its reasonable best efforts to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Combination, recommend that Inco shareholders vote in favor of the Combination and not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Phelps Dodge such recommendation and (iv) in the case of Phelps Dodge, to use its reasonable best efforts to convene and hold a meeting of its shareholders to consider and vote upon Phelps Dodge Shareholder Matters (defined below), recommend that Phelps Dodge shareholders vote in favor of the Phelps Dodge Shareholder Matters and not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Inco such recommendation, in each case, subject to certain exceptions set forth in the Combination Agreement. In addition, Inco has made certain additional customary covenants, including, among others, covenants not to (i) solicit, encourage or facilitate inquiries or proposals relating to alternative business combination transactions, (ii) engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions, (iii) approve or recommend, or remain neutral with respect to, or propose publicly to approve or recommend, or remain neutral with respect to, alternative business combination transactions or (iv) accept or enter into, or publicly propose to accept or enter into, any agreement, arrangement or undertaking related to any alternative business combination, in each case, subject to certain exceptions set forth in the Combination Agreement.
     Consummation of the Combination is subject to certain conditions, including (i) approval by Phelps Dodge’s shareholders of an amendment to its restated certificate of incorporation to increase Phelps Dodge’s authorized common stock, change the name of Phelps Dodge to Phelps Dodge Inco Corporation and increase the size of the Phelps Dodge board of directors from 12 to 15, (ii) approval by Phelps Dodge’s shareholders of the issuance of Phelps Dodge shares to Inco shareholders in connection with the Combination (the matters described in clauses (i) and (ii) together, the “Phelps Dodge Shareholder Matters”), (iii) approval of the Combination by Inco shareholders, (iv) expiration or termination of the waiting period under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 and the European Commission anti-trust Council Regulation (EC) 139/2004 of 20 January 2004, (v) receipt of the requisite approval from the Superior Court of Justice (Ontario), (vi) approval under the Investment Canada Act and the Competition Act Canada, (vii) either Inco has completed the Falconbridge Acquisition prior to the consummation of the Combination or the Support Agreement has been cancelled prior to the consummation of the Combination and (viii) the amendment of Phelps Dodge’s restated certificate of incorporation as required by the approval of the Phelps Dodge Shareholder Matters. In addition, Phelps Dodge will not be obligated to consummate the Combination if more than 10% (or, in certain circumstances, 15%) of all issued and outstanding shares of Inco common stock have exercised their dissent rights. Each party’s obligation to consummate the

Combination is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of the other party of its obligations and (iii) the absence of material adverse changes in the other party. The Combination Agreement contains certain termination rights for both Phelps Dodge and Inco, and further provides that, upon termination of the Combination Agreement under specified circumstances, (i) either party may be obligated to pay the other party’s actual expenses up to $125 million, (ii) Inco may be required to pay to Phelps Dodge a termination fee of (a) $425 million if termination occurs prior to the acquisition by Inco of at least two-thirds of Falconbridge’s common shares and (b) $925 million if termination occurs after such acquisition and (iii) Phelps Dodge may be required to pay to Inco a termination fee of $500 million.
(b) Note Purchase Agreement
     In connection with its entry into the Combination Agreement, Phelps Dodge has also entered into a note purchase agreement, dated June 25, 2006 (the “Note Purchase Agreement”), with Inco pursuant to which Phelps Dodge has agreed, subject to certain conditions, to purchase up to $3 billion principal amount of Inco’s 8.0% convertible subordinated notes due April 1, 2012 (the “Notes”). Inco may use the proceeds from the sale of the Notes only to purchase Falconbridge common shares and satisfy payments in respect of dissent rights in connection with the Falconbridge Acquisition; provided, that, Inco may not require Phelps Dodge to purchase Notes to fund (i) the purchase of Falconbridge common shares unless Inco has fully drawn on its credit facilities in place on June 25, 2006 or which are contemplated by financing commitments in place on such date (collectively, the “Financing Facilities”), and such funds, together with Inco’s reasonably available cash resources, are not sufficient to pay the cash portion of the purchase price of those Falconbridge common shares and/or (ii) the satisfaction of dissent rights resulting from the Falconbridge Acquisition unless (a) an amount equal to the number of dissenting shares multiplied by Cdn.$80.13 exceeds (b) the sum of Inco’s reasonably available cash resources and any undrawn amounts under the Financing Facilities. So long as the Combination Agreement remains in effect, Phelps Dodge’s obligation to purchase Notes shall be subject only to receipt of customary certificates and opinions from Inco and to (i) approval by the Toronto Stock Exchange of the issuance and sale of the Notes, the issuance of the Inco common shares issuable upon conversion of the Notes and the listing of such common shares on the Toronto Stock Exchange and (ii) application being made for the listing of such common shares on the New York Stock Exchange. Phelps Dodge’s commitment to purchase Notes may be terminated: (i) at any time by the mutual written consent of Phelps Dodge and Inco, (ii) if there has been a material breach of (a) any representation or warranty of Inco contained in the Note Purchase Agreement or (b) any of the covenants or agreements contained in the Note Purchase Agreement on the part of Inco, which breach is not curable or, if curable, is not cured within 10 business days after written notice of such breach is given by Phelps Dodge to Inco, (iii) in the case of a change of control of Inco, or (iv) at any time after March 31, 2007. The Note Purchase Agreement can be terminated prior to the initial issuance of Notes if any law is passed that makes the consummation of the transaction contemplated by the Note Purchase Agreement or the Support Agreement illegal or otherwise prohibited, or if a governmental entity in the United States or Canada shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by the Note Purchase Agreement or the Support Agreement, which order or other action is final and non-appealable. The Notes are convertible, in whole or in part and from time to time, into Inco common shares at a conversion rate equal to 95% of the average closing price of Inco’s common shares on the New York Stock Exchange over the five trading days preceding the date of conversion, but the Notes may not be converted (i) prior to the six month anniversary of the issuance of the Notes or (ii) if the holder of the Notes and its affiliates would own, together with any persons acting jointly or in concert with the holder and its affiliates, after such conversion, an aggregate of more than 20% of Inco’s outstanding common shares. Inco may deliver cash in lieu of part or all of amount due upon conversion of the Notes at stated principal amount plus accrued interest. Phelps Dodge is entitled to customary U.S. registration rights in respect of the Inco common stock issuable upon conversion of the Notes. Upon conversion of any Note, Phelps Dodge may either hold the resulting Inco common shares, in which case it may not vote those shares except pro rata with other voting shareholders, or it may sell the common shares. Such sales may either be in (i) broad, underwritten distributions, or (ii) block sales each representing 5% or less of Inco’s outstanding common stock, provided that Phelps Dodge will use commercially reasonable efforts in the context of the block trade market to try to avoid such trade being made to mining industry participants having an equity market capitalization of $10 billion or more. The Notes are redeemable by Inco at its option for cash, in whole or in part at any time (including following notice by the noteholder of its intent to convert) at stated principal amount plus accrued interest and mandatorily redeemable by Inco for cash at stated principal amount plus accrued interest upon a change of control of Inco (other than a change of control resulting in Phelps Dodge controlling Inco).
(c) Cooperation Agreement
     In connection with its entry into the Combination Agreement, Phelps Dodge has also entered into an agreement, dated June 25, 2006 (the “Cooperation Agreement”), with Falconbridge pursuant to which Falconbridge has agreed to take certain actions and refrain from taking certain actions in order to facilitate the Combination. Phelps Dodge and Falconbridge have made customary representations, warranties and covenants in the Cooperation Agreement, and the Cooperation Agreement shall terminate upon any termination of the Support Agreement by either Inco or Falconbridge.
ITEM 7.01 REGULATION FD DISCLOSURE
     Phelps Dodge is filing as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K materials being used in connection with presentations to and conversations with investors beginning the date hereof. Phelps Dodge is also filing as Exhibit 99.3 to this Current Report on Form 8-K a joint press release issued by Phelps Dodge on June 26, 2006, announcing the execution of the Combination Agreement. Such materials may be deemed to be soliciting materials in connection with the meeting of Phelps Dodge’s shareholders to be held in connection with the Combination.

In connection with the proposed combination, Phelps Dodge intends to file a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the proxy statement, as well as other filings containing information about :Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4415, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits:
99.1	Investor Presentation.
99.2	Supplemental Materials for Investor Presentation.
99.3	Press release of Phelps Dodge Corporation dated June 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and
General Counsel

Date: June 26, 2006

EXHIBIT INDEX
Exhibit
Number	Exhibit

99.1	Investor Presentation.
99.2	Supplemental Materials for Investor Presentation.
99.3	Press release of Phelps Dodge Corporation dated June 26, 2006.